UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2010
INTRAOP MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-49735	87-0642947
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

570 Del Rey Avenue	94085
Sunnyvale, California
(Address of principal executive offices)	(Zip Code)
408-636-1020
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On January 31, 2010, Intraop Medical Corporation (the “Company”) entered into an amendment to the Debenture Purchase Agreement (the “Purchase Agreement”), dated as of September 30, 2008 and amended as of April 9, 2009, June 30, 2009 and December 31, 2009, with Lacuna Venture Fund LLLP and Lacuna Hedge Fund LLLP (together, “Lacuna”), E.U. Capital Venture, Inc. (“E.U. Capital”), Encyclopedia Equipment LLC (“Encyclopedia”), VMG Holdings II, LLC (“VMG”), Rawleigh Ralls and Hans Morker (collectively, the “Debenture Purchasers”), in order to increase the aggregate principal amount of the Company’s 10% Senior Secured Debentures (the “Debentures”) that the Company may issue under the Purchase Agreement by $2,500,000. As so amended, the Purchase Agreement provides that the Company may issue up to $7,500,000 aggregate principal amount of Debentures. In connection with this amendment, the Company repaid the Debenture having a principal amount of $500,000 held by E.U. Capital and concurrently sold Debentures having a principal amount of $250,000 to each of Mr. Morker, who is a new Debenture Purchaser, and Mr. Ralls. As of January 31, 2010, an aggregate of $5,000,000 in principal amount of Debentures has been issued to the Debenture Purchasers and is outstanding, as follows: $3,800,000 aggregate principal amount held by Lacuna; $500,000 aggregate principal amount held by Mr. Ralls; $250,000 aggregate principal amount held by Encyclopedia; $200,000 aggregate principal amount held by VMG; and $250,000 aggregate principal amount held by Mr. Morker.
     In connection with the amendment to the Purchase Agreement, the Company and the Debenture Purchasers also agreed to amend the form of each of the previously issued Debentures and each additional Debenture to be issued under the Purchase Agreement in the future in order to extend the maturity date of such Debentures from January 31, 2010 to July 31, 2010 and revise the definition of a “Qualified Financing” to include the sale of shares of capital stock other than preferred stock as described below. As amended, the Debentures pay interest at the rate of 10% per annum, payable monthly in arrears. All outstanding principal and any accrued but unpaid interest is payable in full on the earlier of (i) July 31, 2010 or (ii) the date the Company closes an issuance, or series of issuances, of promissory notes convertible into shares of its Common Stock with gross aggregate proceeds received by the Company of not less than $8,500,000 (other than pursuant to the Purchase Agreement). In the event that (i) the Company closes an issuance, or series of issuances, of shares of its capital stock (the “New Securities”) with gross aggregate proceeds received by the Company of not less than $1,000,000 (a “Qualified Financing”) and (ii) the Debentures have not been paid in full, then the entire outstanding principal balance and all accrued but unpaid interest thereon shall convert at the option of the holder into shares of the New Securities at a conversion price equal to the price per share paid by the investors purchasing the New Securities (the “Conversion Price”) on the same terms and conditions as given to such investors. Upon the occurrence of certain events of default, the full principal amount of the Debentures, together with all accrued but unpaid interest and late fees thereon, becomes immediately due and payable. The obligations of the Company in respect of the Debentures are secured by a lien on substantially all of the Company’s assets (subject to certain other permitted liens) pursuant to the terms of a security agreement among the Company and the Debenture Purchasers.
     In connection with the issuance of the Debentures described above to Messrs. Ralls and Morker, the Company agreed to issue warrants to purchase 44,642 shares of common stock to each of those Debenture Purchasers. Including the warrants described in the previous sentence, during the term of the Purchase Agreement, the Company has agreed to issue warrants to purchase an aggregate of 982,131 shares of common stock to the Debenture Purchasers, which includes warrants to purchase 678,564 shares issued to Lacuna, 89,284 shares issued to Mr. Ralls, 44,642 shares issued to Encyclopedia, 35,714 shares issued to VMG, 89,285 shares issued to E.U. Capital and 44,642 shares issued to Mr. Morker. These warrants have a five-year term, subject to early termination upon the occurrence of certain events, and an exercise price of $1.40 per share. Pursuant to the Purchase Agreement, the Company may be obligated to issue warrants to purchase up to an additional 446,428 shares of common stock to the purchasers of the remaining Debentures that are available for issuance under the Purchase Agreement.
     As consideration for the agreement of the Debenture Purchasers to the amendments described above, the Company agreed to issue to each Debenture Purchaser a warrant (each, a “New Warrant” and collectively, the “New Warrants”) exercisable for the number of shares of the Company’s common stock equal to (a) fifteen percent (15%) multiplied by the aggregate principal balance of the outstanding Debentures held by such Debenture Purchaser as of January 31, 2010, divided by (b) one hundred ten percent (110%) of Conversion Price (the “Warrant Price”). The

New Warrants will be issued upon the closing of a Qualified Financing and have an exercise price equal to the Warrant Price and otherwise will be in substantially the same form as the warrants previously issued pursuant to the Purchase Agreement.
     Lacuna is an investor in the Company. Since entering into that certain Common Stock and Warrant Purchase Agreement, dated August 17, 2007, Lacuna has acquired, in a series of transactions, approximately 34% of the Company’s total outstanding common stock, for an aggregate purchase price of approximately $4,075,000. In addition, Lacuna and certain of its affiliates are a party to a rights agreement, dated August 17, 2007, as amended on August 27, 2007, by and among the Company and certain investors named therein, which grants the investors certain registration rights and rights to participate in subsequent offerings.
     Rawleigh Ralls is a director of the Company and a managing director of Lacuna’s parent entity. J.K. Hullett and Wink Jones, who serve as officers of the Company, are also managing directors of Lacuna’s parent entity.
     Oliver Janssen is a director of the Company and a member of Encyclopedia. Mr. Janssen is a stockholder of the Company and holds warrants to purchase shares of the Company’s common stock. Mr. Janssen is also a party to the rights agreement described above.
     The Company has entered into a revolving, $6,000,000, combined inventory and factoring agreement, or product financing arrangement, under which the Company pledged as collateral certain of its inventory and receivables, with E.U. Capital. E.U. Capital is also a stockholder of the Company and a party to the rights agreement described above. Hans Morker is a managing director of E.U. Capital.
     Greg Koonsman is a director of the Company and a member and founder of VMG. Since entering into the common stock purchase agreement described above, VMG has acquired, in a series of transactions, approximately 7% of the Company’s total outstanding common stock, for an aggregate purchase price of approximately $1,060,000. VMG is also a party to the rights agreement described above.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
     The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02. The Company believes that each of the holders of the Debentures and the warrants described above are “accredited investors,” and the issuance of such securities is therefore being made pursuant to Regulation D promulgated under the Securities Act of 1933, as amended.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRAOP MEDICAL CORPORATION
Dated: February 4, 2010	By:	/s/ John Powers
John Powers
President and Chief Executive Officer